UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

RLI Corp.
(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL		61615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K amends Item 5.02(d) of the Current Report on Form 8-K filed by RLI Corp. (“RLI”) with the Securities and Exchange Commission on February 4, 2009 (“Original Form 8-K”) to provide additional information in Item 5.02 (d) regarding the committees of the Board of Directors (“Board”) to which Kaj Ahlmann has been appointed and Mr. Ahlmann’s independence as a director.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  As previously reported in the Original Form 8-K, effective February 1, 2009, Kaj Ahlmann was appointed to the Board.  On February 24, 2009, the Board appointed Mr. Ahlmann to the Board’s Strategy Committee and the Board’s Finance and Investment Committee.  The Board has determined that Mr. Ahlmann is an independent director under applicable rules of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: February 27, 2009	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel